UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 10, 2019

AMAG PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

1100 Winter St.
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(617) 498-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2019, the Board of Directors (the “Board”) of AMAG Pharmaceuticals, Inc. (the “Company”) elected Kathrine O’Brien and Anne M. Phillips, M.D., FRCPC to its Board, effective immediately, to serve as independent directors.

At the time of this disclosure, Ms. O’Brien and Dr. Phillips were not named to any committees of the Board and no committee assignments are contemplated at this time. There are no family relationships between either of Ms. O’Brien and Dr. Phillips and any director or executive officer of the Company, and neither has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with their appointment as a non-employee director and pursuant to the Company’s Non-Employee Director Compensation Policy, which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, Ms. O’Brien and Dr. Phillips were each granted non-qualified stock options to purchase 6,000 shares of the Company’s common stock under the terms and conditions of the Company’s Fourth Amended and Restated 2007 Equity Incentive Plan (the “2007 Plan”), at an exercise price equal to the per share fair market value of the Company’s common stock on the date of grant. The foregoing stock options have a ten-year term and will vest in equal monthly installments over a two-year period, for so long as Ms. O’Brien and Dr. Phillips continue to serve as directors of the Company.

In addition, Ms. O’Brien and Dr. Phillips were each granted non-qualified stock options under the Company’s 2007 Plan to purchase 1,200 shares of the Company’s common stock at an exercise price equal to the per share fair market value of the Company’s common stock on the date of grant, reflecting the pro-rated portion of the directors’ annual stock option grants. The foregoing stock options have a ten-year term and will each vest on May 1, 2019. Further, Ms. O’Brien and Dr. Phillips were each granted restricted stock units under the Company’s 2007 Plan covering 564 shares of the Company’s common stock, reflecting the pro-rated portion of the directors’ annual restricted stock unit grants. These restricted stock unit awards will each vest on May 1, 2019, provided that delivery of any vested shares of common stock underlying the foregoing restricted stock units shall be deferred until the earlier of (i) the first anniversary of the date of grant and (ii) as soon as practicable (but not later than 90 days) following the date of termination of service, provided that such termination constitutes a “separation from service” as such term is defined in Treasury Regulation Section 1.409A-1(h). The grants made to Ms. O’Brien and Dr. Phillips described in this paragraph were made in accordance with the Company’s Non-Employee Director Compensation Policy.

Ms. O’Brien and Dr. Phillips will be entitled to all other applicable compensation described in the Company’s Non-Employee Director Compensation Policy as described starting on page 21 of the Proxy Statement for the Company’s 2018 annual meeting of stockholders. The Company has entered into an indemnification agreement with each of Ms. O’Brien and Dr. Phillips in substantially the same form entered into with the other members of the Company’s Board.

Item 7.01. Regulation FD.

A copy of the Company’s press release relating to this announcement is being furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The Company hereby furnishes the following exhibit:

Exhibit Number	Description
99.1	Press release issued by AMAG Pharmaceuticals, Inc. on April 12, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAG PHARMACEUTICALS, INC.
By:	/s/ Joseph D. Vittiglio
Joseph D. Vittiglio Executive Vice President, General Counsel, Quality & Corporate Secretary
Dated:	April 12, 2019

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